EXHIBIT 32.1

           Certification Pursuant To 8 U.S.C. Section 1350, As Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the annual report of Motient Corporation, a Delaware corporation (the "Company"), on Form 10-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher W. Downie, Executive Vice President, Chief Operating Officer and Treasurer, of the Company, certify, in my capacity as the principal executive officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                            /s/  Christopher W. Downie
                            --------------------------
                            Christopher W. Downie

                            Executive Vice President, Chief
                            Operating Officer and Treasurer

                            July 2, 2004